Exhibit 99.1[1]

SUPPORTSOFT REPORTS RECORD RESULTS FOR FOURTH QUARTER AND

FULL YEAR 2003

Tenth Consecutive Quarter of Growth in Revenue and Earnings

Redwood City, Calif., January 20, 2004 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of real-time service management software, today reported financial results for its fourth quarter and full year ended December 31, 2003.

Revenue for the fourth quarter 2003 was $15.1 million, a 28% increase from $11.8 million for the same period last year and a 12% increase from $13.5 million for the previous quarter. Net income on a GAAP basis for the quarter was $3.4 million or $0.08 per diluted share, compared with $0.9 million or $0.03 per diluted share a year ago and $2.6 million or $0.07 per diluted share for the previous quarter.

Revenue for the year ended December 31, 2003 was $53.3 million, a 29% increase from $41.2 million for the previous year. Net income on a GAAP basis was $9.4 million or $0.25 per diluted share for the full year 2003, compared with a net loss of $3.6 million or a net loss per share of $0.11 for the full year 2002.

The Company’s cash and cash equivalents were $121.4 million at December 31, 2003, including $77.7 million in net proceeds from a follow-on stock offering completed November 18, 2003, which compares to a cash balance of $30.6 million at December 31, 2002. SupportSoft has been cash flow positive for eight consecutive quarters. Deferred revenues were $20.9 million at December 31, 2003 versus $14.3 million at December 31, 2002 and $20.0 million at September 30, 2003.

“2003 was a breakaway year for SupportSoft — we delivered excellent financial results putting us into an elite group of companies who have consistently delivered in difficult economic times and we established our leadership in service and support automation solutions,” said Radha Basu, Chairman and CEO of SupportSoft. “During the past year we expanded into Real-Time Service Management, added new market-leading global customers, signed some of the largest deals in the company’s history, distanced ourselves from competition in our key markets, solidified our executive leadership and executed a follow-on offering in support of our strategy for accelerated growth. With this foundation in place and with our passion for crisp execution, we can and intend to accelerate our business in 2004 and beyond.”

Recent Highlights:

•	SupportSoft received orders from 10 new customers and 20 existing customers, including Adelphia Communications, Bank of America, BellSouth, CGI Group, Cox Media, Hewlett Packard, Intuit and Marriott International in North America and Cap Gemini Ernst & Young, NEC, Samsung, Tiscali and UPC internationally. In the fourth quarter, SupportSoft received two orders for more than $1 million each. For the full year SupportSoft received 12 orders greater than $1 million, including five greater than $5 million. Overall, in 2003 SupportSoft received more than 135 orders and added 30 new customers, bringing its new customer count to 200.

•	SupportSoft launched the Real-Time Service Management (RTSM™) software platform as the technology foundation for all of its products. This comprehensive, scalable platform enables global organizations to automate the key requirements of enterprise technical support, customer service and IT management of end-points.

Enterprise Highlights:

•	Intuit selected SupportSoft’s Resolution Suite™ and Knowledge Center™ software to provide its business and financial management solutions users with enhanced self-service application support.

•	One of the world’s leading financial management and advisory companies signed an agreement to implement SupportSoft’s knowledge automation solution for employee knowledge-enabled self-service.

•	Cox Media, a subsidiary of Cox Communications providing advertising solutions and comprehensive research, promotions and production services, selected SupportSoft products for automated issue and incident management.

•	SupportSoft’s Resolution Suite was selected by two leading managed service providers as the platform for enterprise technical service and support for a leading global technology customer in communications, electronics and life sciences and a worldwide hospitality customer.

•	CGI Group, one of North America’s largest information technology services firms, selected SupportSoft products to support and manage their customer IT desktop infrastructure.

Broadband Service Provider Highlights:

•	Tiscali, an Italian-based pan-European internet communications company providing access, content and business applications to more than 600,000 broadband users, selected SupportSoft to automate its broadband subscriber service.

•	UPC, the leading European provider of broadband internet access via cable with over 700,000 subscribers in ten European countries, extended its investment in SupportSoft’s installation and customer service solutions.

•	In North America, SupportSoft secured additional transactions with five of its leading broadband service provider customers for products and services. On a global basis, SupportSoft now counts 12 leading cable and DSL high-speed data customers, including BellSouth, Charter, Comcast and Time Warner Cable, for its installation and service automation solutions, representing more than 15 million subscribers.

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Product Highlights:

•	SupportSoft introduced its first new products on the RTSM platform, LiveAssist™ and Auto Discovery and Metering™ (ADM) software. ADM gives IT organizations the ability to discover and meter IT assets for real-time compliance and management while SupportSoft’s LiveAssist is designed to provide a highly scalable interactive chat and web push solution for call centers and IT help desk organizations.

•	SupportSoft hosted its fourth annual Worldwide User Forum, featuring presentations from executives of more than 20 leading companies, including ADP, BellSouth, BT, Charter, Comcast, Eagle Alliance/NSA, IBM, Procter & Gamble and Scientific-Atlanta. More than 300 attendees, including representatives from over 80 customers and partners, were provided a first hand look at how real-time service management automation is helping transform business by driving down IT infrastructure and management costs while driving up customer satisfaction and productivity.

Guidance

Based on the Company’s performance and the current market conditions, SupportSoft expects revenues of $14.8 to $15.2 million for the first quarter of 2004. Earnings per share for the first quarter of 2004 are expected to be $0.07 to $0.08. The Company’s guidance for full year 2004 is for revenues in the range of $63 to $67 million. Earnings per share for the full year are expected to be between $0.29 and $0.33.

Earnings Call

SupportSoft will host a conference call discussing the Company’s fourth quarter results on Tuesday, January 20, 2004 starting at 2:00 p.m. Pacific Time. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing 800-428-6051 and entering passcode 329748.

About SupportSoft

SupportSoft is a leading provider of Real-Time Service Management (RTSM™ ) software designed to accelerate and automate enterprise technical support, customer service and IT infrastructure management. Enterprises that have purchased our products and services include: ADP, Bank of America, Cisco Systems, IBM, Procter & Gamble, Siebel Systems, Sony and Thomson Financial. Managed service providers that have purchased our products to provide outsourced services to enterprises include: Accenture, ACS, CompuCom, CSC and IBM Global Services. Digital service providers incorporating our software into their service offerings include: Adelphia Communications, BellSouth, Charter Communications, Comcast Communications, Cox Communications, TeliaSonera and UPC. For more information, visit www.supportsoft.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to, SupportSoft’s belief that it can accelerate growth in 2004 and beyond, the expected benefits of SupportSoft’s products, and statements relating to future revenues and earnings per share. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s ability to achieve broad adoption and acceptance of its real-time service management products and services, the potential for a decrease in revenue caused by a reliance on a few large transactions in any period, its ability to expand its international operations, its ability to manage growth effectively, the ability of its software to operate with hardware and software platforms that are used by its customers now or in the future, its ability to compete successfully in the real time service management market, the loss of the services of its key personnel, system failures that may cause an interruption in its customers’ ability to use its products or services, the ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in its SEC filings, including those described in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Other Factors Affecting our Business and Operating Results” in its Annual Report on Form 10-K, and Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2003	2002	2003
Revenue:
License fees	$9,112	$11,199	$31,260	$40,885
Services	2,704	3,935	9,900	12,386

Total revenue	11,816	15,134	41,160	53,271

Costs and expenses:
Cost of license fees	92	99	289	369
Cost of services	1,499	1,856	5,883	6,846
Amortization of purchased technology	—	—	1,580	—
Research and development	2,136	2,381	8,834	9,199
Sales and marketing	5,631	5,979	22,464	22,038
General and administrative	1,460	1,480	5,637	5,405
Amortization of deferred stock compensation	—	—	578	—

Total costs and expenses	10,818	11,795	45,265	43,857

Income (loss) from operations	998	3,339	(4,105)	9,414

Interest income and other, net	127	191	640	502

Income (loss) before income taxes	1,125	3,530	(3,465)	9,916

Income tax expense	(177)	(165)	(177)	(496)

Net income (loss)	948	3,365	(3,642)	9,420

Net income (loss) per share:
Basic	$0.03	$0.09	$(0.11)	$0.27

Diluted	$0.03	$0.08	$(0.11)	$0.25

Shares used in computing per share amounts:
Basic	32,975	37,606	32,486	34,682

Diluted	34,749	42,125	32,486	38,048

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2003
	(unaudited)	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short term investments	$30,615	$121,414
Accounts receivable, net	7,695	12,421
Other current assets	2,452	3,814

Total current assets	40,762	137,649
Property and equipment, net	1,251	676
Other assets	147	719

Total assets	$42,160	$139,044

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued compensation	$1,981	$2,279
Other accrued liabilities	2,199	1,837
Capital lease obligations, current portion	511	—
Deferred revenue	14,255	20,922

Total current liabilities	18,946	25,038

Capital lease obligations, net of current portion	67	—

Stockholders’ equity:
Common stock	3	4
Additional paid-in-capital	108,253	189,693
Other comprehensive income	(155)	(157)
Accumulated deficit	(84,954)	(75,534)

Stockholders’ equity	23,147	114,006

Total liabilities and stockholders’ equity	$42,160	$139,044

[1]	The material contained in this Exhibit 99.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.